UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

ASTRO AEROSPACE LTD.

(Exact name of registrant as specified in its charter)

Nevada	333-149000	98-0557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 W Main Street

Lewisville, TX 75057

 (Address of Principal Executive Offices)

972-221-1199

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Form 8-K filed May 14, 2018 is being filed solely to clarify the effective date of closing and the subsequent date of share transferal and cancellation.  No other changes were made to the document.

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2021, the registrant entered into Business Advisory Agreements with SBC Investments Ltd. and TKAP LLC to provide such advice and services to the registrant as may be reasonably requested by the registrant concerning equity and/or debt financings, strategic planning, merger and acquisition possibilities and business development activities.  The term of the agreements is for twelve months and shall automatically renew for additional one year periods unless terminated in writing not less than thirty days prior to the expiration date.

The registrant shall pay SBC Investments Ltd. a one-time fee of 1,500 Series B preferred shares of the registrant for the introduction and subsequent closing of the acquisition of Horizon Aircraft Inc.  The fee will be payable once the acquisition has closed and $5,000,000 has been raised.   The registrant shall pay SBC Investments a fee equal to five percent of equity the registrant issued in an equity financing on which SBC Investments worked.  At SBC Investments discretion, the fee shall be paid in cash or in the same form of the registrant’s equity issued in the equity financing.

If the registrant completes a business combination, other than Horizon Aircraft, with a public or private company on which SBC Investments worked, the registrant shall pay SBC Investments a fee equal to 2.5% of the registrant’s issued and outstand common stock, on an as-converted, fully diluted basis.  The fee shall be deemed and earned and payable upon the closing of the business combination.

The registrant shall pay KTAP LLC a one-time fee of 200,000 common shares of the registrant due upon the milestones agreement to by the registrant and KTAP.  The registrant shall pay KTAP a fee equal to one percent of equity the registrant issued in an equity financing on which KTAP worked.  At KTAP’s discretion, the fee shall be paid in cash or in the same form of the registrant’s equity issued in the equity financing.

If the registrant completes a business combination with a public or private company on which KTAP worked, the registrant shall pay KTAP a fee equal to 0.5% of the registrant’s issued and outstand common stock, on an as-converted, fully diluted basis.  The fee shall be deemed and earned and payable upon the closing of the business combination.

Both advisors agreed not to introduce the registrant to any potential financing source who is a U.S. Person and will not engage in any “directed selling efforts” in the United States.

The registrant granted both advisors piggybank registration rights.

Item 2.01 Completion of Acquisition or Disposition of Assets

See above disclosure.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.13  Business Advisory Agreement between the registrant and SBC Investments Ltd dated February 10, 2021

Exhibit 10.14   Business Advisory Agreement between the registrant and TKAP LLC dated February 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Astro Aerospace Ltd.

By:       /s/ Bruce Bent

Bruce Bent

Chief Executive Officer

Dated: February 25, 2021